Exhibit 99.1

Coldwater Creek Announces Participation in the 12th Annual ICR XChange
Conference And Reiterates Fourth Quarter 2009 Outlook

Sandpoint, Idaho, January 11, 2010 — Coldwater Creek Inc. (NASDAQ: CWTR) today announced that the Company will be participating in the 12th Annual ICR XChange Conference held at The St. Regis Monarch Beach Resort & Spa in Dana Point, California on Wednesday, January 13, 2010 at 10:55 a.m. Pacific Time. Dennis Pence, Chairman, President and Chief Executive Officer will host the presentation. The presentation will also be webcast live in the Investor Relations section of the Company’s website at www.coldwatercreek.com.

Separately, the Company indicated that comparable premium store sales increased approximately 8% for the 9-week period from November 1, 2009 to January 2, 2010.  This performance was in-line with management’s expectations and reflected a continuation of the sales and margin trends we experienced in the third quarter of 2009. The Company also noted that it continues to expect fourth quarter fiscal 2009 loss per share to be substantially improved from the fourth quarter fiscal 2008 loss per share of $0.20.  The Company had previously expressed this same expectation for its fourth quarter fiscal 2009 results during its third quarter earnings conference call conducted on November 24, 2009.  The Company plans to report operating results for the fourth quarter and fiscal 2009 year during the week of March 1, 2010.

Founded in 1984, and headquartered in Sandpoint, Idaho, Coldwater Creek is a leading specialty retailer of women’s apparel, gifts, jewelry, and accessories. The company sells its merchandise through premium retail stores across the country, online at coldwatercreek.com and through its catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to our expected financial results for our fourth fiscal quarter. These statements are based on management’s current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect.  As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•                  the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as the current macroeconomic conditions and the global credit crisis, continuing margin pressure in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell excess inventory at lower than expected margins, or at a loss;

•                  our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales;

•                  our potential inability to continue to fund our operations solely with operating cash as a result of either lower sales or higher than anticipated costs, or both;

•                  delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the potential inability of our vendors to finance production of the goods we order; risks related to our foreign sourcing strategy; and the possibility that foreign sourcing may not lead to any reduction of our sourcing costs or improvement in our margins;

•                  the effect of volatile energy costs on various aspects of our business, including shipping, transportation, merchandise acquisition and consumer spending;

•                  increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•                  difficulties encountered in anticipating and managing customer returns and the possibility that customer returns will be greater than expected;

•                  the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•                  unexpected costs or problems associated with our efforts to manage our expanding and increasingly complex business, including our current efforts to improve key management information systems and controls;

•                  the risk that the benefits expected from our initiatives will not be achieved or may take longer to achieve than we expect;

and such other factors as are discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements, and disclaim any intent or obligation to update them to reflect facts or events occurring after the date of this release.

Contact:

Lyn Walther, Divisional Vice President, Investor Relations

Phone: 208-265-7005

Web site:  www.coldwatercreek.com